As filed with the Securities and Exchange Commission on June 22, 2007

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement

under

The Securities Act of 1933

Amedisys, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices) (Zip Code)

Amedisys, Inc. 1998 Stock Option Plan

and

Amedisys, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Dale E. Redman

Chief Financial Officer

5959 S. Sherwood Forest Blvd.

Baton Rouge, LA 70816

(Name and address of agent for service)

(225) 292-2031 or (800) 467-2662

(Telephone number, including area code, of agent for service)

Copy to:

J. Michael Robinson, Jr.

Kantrow, Spaht, Weaver & Blitzer

(A Professional Law Corporation)

P.O. Box 2997

Baton Rouge, LA 70821-2997

(225) 383-4703

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common stock, $0.001 par value (5)	1,333,333 shares (1)(3) 1,166,667 shares (2)(3)	$35.36	$88,400,000	$2,713.88

(1)	An aggregate of 2,833,333, shares of common stock (as adjusted to reflect a December 4, 2006, four-for-three stock split) issuable pursuant to the terms of the registrant’s 1998 Stock Option Plan were previously registered pursuant to a Registration Statement on Form S-8 (File No. 333-51704).

(2)	An aggregate of 1,333,333 shares of common stock (as adjusted to reflect a December 4, 2006, four-for-three stock split) issuable pursuant to the terms of the registrant’s Employee Stock Purchase Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-60525).

(3)	There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant’s 1998 Stock Option Plan and the registrant’s Employee Stock Purchase Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(4)	Based upon total of 2,500,000 shares of common stock. Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed based on the average of the high and low sale prices of the common stock reported on the NASDAQ Global Select Market on June 21, 2007.

(5)	Includes associated common stock purchase rights (“Rights”) to purchase an unspecified number of shares of common stock with an aggregate market price of twice the exercise price of $15.00, subject to adjustment. Rights initially are attached to, and trade with, the common stock and will not be exercisable until specified events occur.

EXPLANATORY NOTE

This Registration Statement registers an additional 2,500,000 shares of the registrant’s common stock, no par value per share, consisting of (i) 1,333,333 shares issuable pursuant to the registrant’s 1998 Stock Option Plan (the “Option Plan”) and (ii) 1,166,667 issuable pursuant to the registrant’s Employee Stock Purchase Plan (the “ESPP”). Pursuant to General Instruction E of Form S-8, the contents of (a) the registrant’s Registration Statement on Form S-8, SEC File No. 333-51704, which was filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2000 (the “Initial Option Plan Registration Statement”) and (b) the registrant’s Registration Statement on Form S-8, SEC File No. 333-60525, which was filed with the SEC on August 3, 1998 (the “Initial ESPP Registration Statement”, and together with the Initial Option Plan Registration Statement, the “Initial Registration Statements”) are hereby incorporated by reference, including each of the documents filed by the registrant with the SEC and incorporated or deemed incorporated by reference in the Initial Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description of Document

4.1.1	Shareholder Rights Agreement dated June 15, 2000 (incorporated by reference to incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2000 and to Exhibit 4 of the Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on June 16, 2000).

4.1.2	Amendment No. 1 to Shareholder Rights Agreement dated as of July 26, 2006 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Composite Amedisys, Inc. 1998 Stock Option Plan (as amended and restated through June 8, 2006) (filed herewith).

4.3	Composite Amedisys, Inc. Employee Stock Purchase Plan (as amended and restated through June 7, 2007) (filed herewith).

4.4	Registration Rights Agreement dated December 1997, between Amedisys, Inc. and the person whose name and address appears on the signature page thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 11, 1998).

4.5	Registration Rights Agreement dated as of April 23, 2002 between Amedisys, Inc. and the investors listed on Schedule I thereto (previously filed as Exhibit 4.4 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 23, 2002).

4.6	Forms of Warrants issued by Amedisys, Inc. to Raymond James & Associates, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2003).

4.7	Common Stock Specimen (previously filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 1994).

5.1	Opinion of Kantrow, Spaht Weaver & Blitzer (A Professional Law Corporation) (filed herewith).

23.1	Consent of Kantrow, Spaht Weaver & Blitzer (A Professional Law Corporation) (included in Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on June 22, 2007.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes William F. Borne and Dale E. Redman and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as William F. Borne or Dale E. Redman deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints William F. Borne and Dale E. Redman, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such amendments to this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Borne William F. Borne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 22, 2007

/s/ Larry R. Graham Larry R. Graham	President and Chief Operating Officer	June 22, 2007

/s/ Dale E. Redman Dale E. Redman	Principal Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 22, 2007

Ronald A. LaBorde	Director	June __, 2007

/s/ Jake L. Netterville Jake L. Netterville	Director	June 22, 2007

/s/ David R. Pitts David R. Pitts	Director	June 22, 2007

/s/ Peter F. Ricchiuti Peter F. Ricchiuti	Director	June 22, 2007

/s/ Donald A. Washburn Donald A. Washburn	Director	June 22, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document	Page

4.1.1	Shareholder Rights Agreement dated June 15, 2000 (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on June 16, 2000).

4.1.2	Amendment No. 1 to Shareholder Rights Agreement dated as of July 26, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Composite Amedisys, Inc. 1998 Stock Option Plan (as amended and restated through June 22, 2006) (filed herewith).

4.3	Composite Amedisys, Inc. Employee Stock Purchase Plan (as amended and restated through June 7, 2007) (filed herewith).

4.4	Registration Rights Agreement dated December 1997, between Amedisys, Inc. and the person whose name and address appears on the signature page thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 11, 1998).

4.5	Registration Rights Agreement dated as of April 23, 2002 between Amedisys, Inc. and the investors listed on Schedule I thereto (previously filed as Exhibit 4.4 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 23, 2002).

4.6	Forms of Warrants issued by Amedisys, Inc. to Raymond James & Associates, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2003).

4.7	Common Stock Specimen (previously filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 1994).

5.1	Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (filed herewith).

23.1	Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (included in Exhibit 5.1).

23.2	Consent of KPMG LL P (filed herewith).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).